ARMOUR RESIDENTIAL REIT, INC. REPORTS FINANCIAL RESULTS
FOR THE QUARTER ENDED JUNE 30, 2019

GAAP LOSS OF $(183.2) MILLION, OR $(3.14) PER COMMON SHARE
CORE INCOME OF $41.9 MILLION, OR $0.63 PER COMMON SHARE

VERO BEACH, Florida -- July 24, 2019 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR-PACL, and ARR-PB) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended June 30, 2019.

Q2 2019 Highlights and Financial Information

◦	$(183.2) million ($(3.14) per Common share) net loss under Generally Accepted Accounting Principles (“GAAP”) based on 59,654,091 weighted average diluted Common shares outstanding

◦
$41.9 million ($0.63 per Common share) Core Income including “Drop Income” (as defined below), which represents an annualized return of 11.3% based on stockholders’ equity at the beginning of the quarter

◦	$0.57 per Common share dividends for Q2 at the rate of $0.19 per month

◦	Core Income exceeded dividends paid for the twelfth straight quarter

◦	625,000 Common shares repurchased; current remaining repurchase authorization of 8,625,000 shares

◦
2,180,572 issued and outstanding shares of 8.250% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") called for redemption on July 26, 2019 ($25.00 per share, or $54.5 million in the aggregate); final dividend payable July 29, 2019, to holders of record on July 15, 2019

◦	338,152 shares of 7.875% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) issued (through July 12, 2019)

◦	3.7% average yield on assets and 1.4% average net interest margin

◦	7.2% annualized average principal repayment rate (“CPR”)

◦	(1.0)% total economic return, representing dividends plus change in stockholders' equity per Common share

◦	(1.6)% total shareholder return, representing dividends plus change in New York Stock Exchange (NYSE) price per Common share

At June 30, 2019

◦	$18.64 NYSE closing price per Common share

◦	$1.4 billion stockholders’ equity based on period-end stock outstanding of:
◦59,192,390 shares of Common Stock
◦6,505,479 shares of Series B Preferred Stock

◦	$20.50 stockholders’ equity per Common share, a decrease of (3.7)% from March 31, 2019

◦	$14.4 billion portfolio of securities, including $0.8 billion of Credit Risk and Non-Agency Securities

◦	$7.6 billion notional amount of interest rate swaps

◦	9.66 to 1 “leverage;” 9.33 to 1 leverage (based on repurchase agreements divided by stockholders’ equity plus Series A Preferred Stock)

◦	$595.4 million of liquidity in cash and unpledged securities (43.3% of stockholders’ equity)

Updated Information

◦	Common dividends per share - $0.17 to be paid on July 29, 2019, and August 27, 2019, declared by the Company's board of directors (the "Board") for August, as discussed below

◦	Book value at July 23, 2019, was estimated to be $20.71 per Common share outstanding, on a GAAP basis, up approximately 1% since the end of Q2

◦
Additional updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR Residential REIT, Inc.’s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company Updates on www.armourreit.com.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended June 30, 2019

July 24, 2019

GAAP Net Loss and Comprehensive Loss
For the purposes of computing GAAP net income (loss), the change in fair value of the Company’s derivatives is reflected in current period net income (loss), while the change in fair value of its Agency Securities is reflected in comprehensive income (loss). Comprehensive loss for Q2 2019 was approximately $(10.2) million. GAAP net loss for Q2 2019 was approximately $(183.2) million, including unrealized mark-to-market losses on derivatives and loss on Credit Risk and Non-Agency Securities of $(107.3) million and $(17.7) million, respectively, as well as $(93.0) million of realized loss on derivatives.

Core Income, Including Drop Income
Core Income, including Drop Income, for the quarter ended June 30, 2019, was approximately $41.9 million, exceeding total dividend payments to stockholders for the quarter of $38.5 million. Core Income, including Drop Income, is a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus Drop Income (as defined below). Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency, Credit Risk and Non-Agency and Interest-only Securities. Core Income has exceeded dividends paid by $39.8 million in the aggregate over 12 straight quarters, or $0.67 per Common share outstanding at June 30, 2019.

For a portion of its Agency securities the Company may enter into to-be-announced (TBA) forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.
Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.
Common Stock
The Company paid dividends of $0.19 per Common share of record for each month in Q2 2019. Payments to Common stockholders for Q2 2019 were approximately $34.2 million. Common dividends in the amount of $0.17 per Common share are to be paid on July 29, 2019, to holders of record on July 15, 2019, and on August 27, 2019, to holders of record on August 15, 2019. The Board determines the Common share dividend rate based upon the REIT requirements and other relevant considerations. Dividends in excess of current tax earnings and profits for the year (including any amounts carried forward from prior years) will generally be treated as non-taxable return of capital to Common stockholders.

On June 4, 2019, the Board increased the repurchase authorization under the common stock repurchase program (the “Repurchase Program”) to 9,000,000 shares. Earlier in Q2 2019, we repurchased 250,000 common shares. From June 4, 2019 to June 30, 2019, we repurchased 375,000 common shares. At June 30, 2019, there were 8,625,000 authorized shares remaining under the current repurchase authorization.

Preferred Stock
The Company paid monthly dividends of $0.171875 per outstanding share of Series A Preferred Stock and $0.1640625 per outstanding share of Series B Preferred Stock, resulting in aggregate payments to preferred stockholders of approximately $4.3 million in Q2 2019.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended June 30, 2019

July 24, 2019

On June 25, 2019, the Company mailed a notice of full redemption of all 2,180,572 issued and outstanding shares of its Series A Preferred Stock ($25.00 per share, $54.5 million in the aggregate liquidation preference) to the holders of record of its Series A Preferred Stock as of June 14, 2019. Pursuant to this redemption, each share of Series A Preferred Stock will be canceled and represent solely the right to receive cash in the amount of $25.00 per share of Series A Preferred Stock on July 26, 2019. Holders of record of the Series A Preferred Stock on July 15, 2019, will be entitled to receive the full monthly dividend for July, which will be the final dividend and will be paid in the regular course of business on July 29, 2019.

On June 24, 2019, we entered into an Equity Sales Agreement (the “Preferred B ATM Sales Agreement”) with BUCKLER, and FBR, as sales agents, relating to an "at-the-market" offering program for our Series B Preferred Stock (which replaced an earlier sales agreement). In accordance with the terms of the current Preferred B ATM Sales Agreement, we may offer and sell over a period of time and from time to time, up to 9,000,000 shares of our Series B Preferred Stock. From June 6, 2019 through July 12, 2019, we sold 338,152 shares of Series B Preferred Stock under the Equity Sales Agreement and the earlier replaced sales agreement.

Also on June 24, 2019, we adopted a 2019 Series B Preferred Stock Dividend Reinvestment and Stock Purchase Plan (the “2019 Plan”) relating to the offer and sale of up to 2,500,000 shares of our Series B Preferred Stock pursuant to the terms of the 2019 Plan (the “DRIP Offering”). The 2019 Plan permits (i) current holders of our Series B Preferred Stock to reinvest all or a portion of the cash dividends on their shares of Series B Preferred Stock into shares of Series B Preferred Stock and to separately purchase additional shares of Series B Preferred Stock and (ii) other interested investors to purchase shares of Series B Preferred Stock.

Per Share Amounts
Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences.

Portfolio
As of June 30, 2019, the Company’s Agency Securities portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, substantially all of which are fixed rate securities, and was valued at $13.6 billion on a trade date basis. The Company’s Credit Risk and Non-Agency Securities portfolio was valued at $0.8 billion. During Q2 2019, the annualized yield on the Company’s MBS portfolio (including TBA Agency Securities) was 3.7%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 2.3%, resulting in a net interest spread of 1.4% for Q2 2019.

Portfolio Financing, Leverage and Interest Rate Hedges
As of June 30, 2019, the Company financed its mortgage-backed securities portfolio with approximately $13.3 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of June 30, 2019, was 9.66 as calculated by dividing the amount outstanding under our repurchase agreements at period end by total stockholders' equity at period end. As of June 30, 2019, the Company’s liquidity totaled approximately $595.4 million, consisting of approximately $211.7 million of cash, plus approximately $383.7 million of unpledged securities (including securities received as collateral). As of June 30, 2019, the Company’s repurchase agreements had a weighted-average maturity of approximately 16 days, an average rate of 2.7% and a haircut of 4.9%.

The Company had a notional amount of various maturities of interest rate swap contracts of approximately $7.6 billion with a weighted average swap rate of 2.0%.

Regulation G Reconciliation
Core Income excludes impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus Drop Income. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended June 30, 2019

July 24, 2019

The following tables reconcile the Company’s results from operations to Core Income and Core Income per Common share for the quarter ended June 30, 2019, (dollar amounts in millions, except per share amounts):

Core Income
(in millions)
GAAP net loss	$(183.2)
Book to tax differences:
Credit Risk and Non-Agency Securities	17.2
Interest-only Securities	(0.5)
U.S. Treasury Securities	(3.5)
Changes in interest rate contracts	210.0
Loss on Agency Security Sales	0.1
Drop Income	1.8
Core Income	$41.9

Core Income	$41.9
Dividends on Preferred Stock	(4.3)
Core Income available to common stockholders	$37.6
Core Income Per Common Share	$0.63

Common Stock
As of June 30, 2019, there were 59,192,390 Common shares outstanding.

The following table shows the changes in stockholders’ equity per Common share during the quarter ended June 30, 2019:

Stockholders’ equity per Common share - March 31, 2019	$21.29
Core Income	0.63
Investment net loss	(0.87)
Effect of Common stock repurchases	0.02
Common stock dividends	(0.57)
Stockholders’ equity per Common share - June 30, 2019	$20.50

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended June 30, 2019

July 24, 2019

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q2 2019 operating results on Thursday, July 25, 2019, at 8:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/31224. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, do not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional ARMOUR's most recent Company Update and information regarding the Company at the SEC’s Internet site at www.sec.gov, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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